EXHIBIT 10.2
                            INTERNET ACCESS AGREEMENT

                      Addendum to Master Service Agreement

Disclosure

Electric Lightwave Incorporated, hereafter called ELI, and Utah WebWorks Inc., hereafter called Customer, execute this disclosure and document of understanding between them for the purpose of defining responsibilities and expectations associated with ELI's Internet Access Service offerings hereafter referred to as Service. Service is comprised of, but not limited to: Access to ELI's Internet, DNS, News Feed, News Reader Service, or NetVista. This document does not supersede or replace in any way, other contracts that have been entered into by both parties or contracts that may be entered into by both parties and is incorporated as part of the Master Service Agreement between ELI and Customer. The sole intent of this document is to make both parties aware of the limitations that are inherent in providing and accepting internet data communications services. The signature of this document signifies that both parties have read it and understand the nature and scope of doing business in and on the Internet and its related services.

Domain Name Service (DNS)

Domain name service is a corner stone capability/requirement in any use of the Internet. Domain names and DNS servers are essential to the proper function of anyone who uses or provides services via the Internet. DNS is the responsibility of Customer and not ELI. Typically an Internet provider will install and maintain a domain name server. This is a network engineering and design issue and not a routing issue. Network routers may lookup a domain name on a DNS server to learn how to properly route data packets. Routers do not maintain domain name listings. Customer is responsible for setting up and maintaining or arranging for primary domain name service. ELI will, if requested by Customer, provide secondary domain name service. As secondary DNS is updated by the primary DNS, Customer must establish his/her primary DNS in a working manner before secondary DNS can be updated. ELI will not be liable in any way for troubles, slow or no routing capability, lost packets or other troubles caused by improperly deployed DNS services by Customer or Customer's agent. ELI will provide primary domain name service in an interim time frame not to exceed 90 days to allow Customer to establish a registered domain name(s) with the InterNIC. ELI will provide primary domain name service on a fee basis for the length of the service agreement, if agreed to in writing prior to installation of DNS service.

Routing Ability on the Internet

Customer acknowledges and recognizes that the Internet is a World Wide interconnection of privately owned networks and as such, the ability to route or transmit or receive messages, data and/or files is limited to the capabilities of the various systems and the individual policies of the network owners. ELI will maintain its own network in a fashion that will provide the necessary bandwidth to carry Customer's contracted traffic in an efficient manner. ELI will filter non-aggregated routes at a level that is consistent with best engineering practices and enhances ELI's network stability. While ELI strives to deliver as near error free transmission and access services as reasonably possible, it accepts no responsibility for failure of routes, connections, packet loss or router/server rejections that are beyond its control. ELI, from time to time, purchases network access from other national service providers to facilitate its own deployed backbone networks. Because the information flow and network traffic changes dynamically, ELI may find it necessary to rebalance its own backbone to provide efficient routing capabilities. These changes may impact the routing paths that a customer's information uses to enter or exit ELI's network. For these reasons, ELI does not guarantee specific network entrance or exit points.

Demonstration of a Working Connection

ELI will use the following methods to demonstrate that its Internet data network is functioning between its equipment and the Customer's equipment, as specified, and constitutes the extent of its responsibility determining that it has met its contract to provide a working interconnection with its routing equipment. (1) If Customer has no terminating equipment installed at their end of the circuit, Customer or ELI will provide an electrical loopback at the furthest reasonable point. ELI will transmit a properly framed signal to the loopback and will monitor the returned data for proper timing and framing. This demonstrates a functioning circuit. (2) If Customer installs a CSU/DSU, ELI will send a loopup command to the CSU/DSU and will perform the same tests as in (1) above, provided the CSU/DSU responds to the loopup command. (3) If Customer has a working router attached to the CSU/DSU, ELI will perform the tests in (2) above plus ELI will send data grams to the router and watch for them to be echoed back without errors. If the physical link tests good and the datagrams return without error, then ELI has met its obligation for connectivity between Customers location and ELI's terminating equipment.

Demonstration of Routing in ELI's Autonomous System

ELI requires that Customer uses static routing protocol according to the specifications contained in RFC1812. BGP4 routing protocol may be used if approved by ELI's Data Engineering department in writing prior to implementation and use of the BGP4 protocol. IF BGP4 is approved, Customer will be allowed to transit Customer's approved autonomous system number across ELI's network. Requests to transit any additional autonomous system numbers across ELI's network may be approved on a fee basis to be determined at the time of request. Customer's static routes will automatically trigger a re-distribution of any static route to BGP routing protocol. ELI will broadcast its BGP4 information to its network 's IP networks by providing copies of the routing table entries contained in its routers if requested. Customer may request that ELI respond to route failures. If the failure is caused by Customer's network, this assistance may be chargeable for time and materials at ELI's prevailing rates.

Rights and Obligations of Customer

(a) Customer shall at its own expenses undertake all necessary preparation required to comply with ELI's installation and maintenance instructions. Customer is responsible for obtaining IP addresses prior to order completion. IP addresses may be obtained from the InterNIC directly or via ELI. Clients must complete the appropriate InterNIC template located at the Internet address http://rs.internic.net/help/templates.html or follow the ELI instructions located on the Internet at http://www.eli.net/ipaddress.html. Customer failure to obtain IP addresses prior to completion of the Sales Order does not release Customer from ELI contractual obligations. In addition, if any routers or other customer premises equipment ("Equipment") is being supplied as part of ELI services to Customer by ELI, Customer shall be responsible for the costs of relocation of such Equipment once installed by ELI, and shall provide to ELI and to suppliers of communications lines reasonable access to Customer's premises to maintain such Equipment or to perform any acts required by this Agreement.

(b) Customer shall not do any of the following or permit any third party under its control (including its customers and their authorized users) to do the following and must include provisions in its service agreements for its customers and authorized users that restrict them for doing any of the following:

         - restrict or inhibit any other user from using and enjoying the Service and/or the Internet;

         - post or transmit any unlawful, illegal, obscene, or pornographic information of any kind, including without limitation any transmission constituting or encouraging conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any local, state, national or international law, including without limitation the U.S. export control laws and regulations;

         - post or transmit any information or software which contains a virus, worm, cancelbot or other harmful component;

         - upload, post, publish, transmit, reproduce, distribute, or participate in the transfer or sale, or in any way exploit any information, software or other material obtained through the Internet which is PROTECTED BY COPYRIGHT or other proprietary rights or derivative works with respect thereto, without obtaining permission of the copyright owner or rightholder, or

         - Use the Service in violation or contravention of the Telecommunications Act of 1996, or any other applicable law,
         regulation,   order  or  other  governmental  directive,  or  abuse  or
         fraudulently use the Service in any way not specifically set forth above.

Should Customer discover that any of its customers or authorized users have committed any of the above, Customer must take reasonable steps to enforce its agreement with its customer or authorized user.

In addition, neither Customer nor any third party under its control (including its customers and their authorized users) may affect or participate in any of the following activities through the Service:

         - post a single article or advertisement to more than ten (10) Usenet or other newsgroups, fora, email mailing lists or similar groups or lists;

         - post to any Usenet or other newsgroups, fora, email mailing list or similar group or list articles which are off-topic according to the charter or other public statement of the group;

         - send unsolicited mass mailings to more than twenty-five (25) email users, if such unsolicited electronic mailings provoke complaints from the recipients;

         - engage in any of the foregoing activities using the service of another provider, but channeling such activities through an ELI account or remailer, or using an ELI account as a mail drop for responses; or

         - falsify or "spoof" user information provided to ELI or to other users of the Service, and for handling all complaints and trouble reports made by its own customers and authorized users.

Equipment or Software not Provided by ELI

(a) Except as otherwise agreed to by the parties, ELI shall not be responsible for the provision and installation of equipment or software not provided by ELI; nor shall ELI be responsible for the transmission or reception of information by equipment or software not provided by ELI.

(b) It is expressly understood that Customer shall be responsible for the use and compatibility of equipment or software not provided by ELI. In the event that Customer uses equipment or software not provided by ELI which impairs Customer's use of the Service, Customer shall nonetheless be liable for payment for the Service. Upon notice for ELI that the equipment or software not provided by ELI is causing or is likely to cause hazard, interference or service obstruction, Customer shall eliminate the likelihood of hazard, interference or service obstruction. At Customer's request, ELI will troubleshoot difficulties caused by equipment or software not provided by ELI. Customer shall pay ELI for these troubleshooting services at current prevailing rates.

(c) ELI shall not be responsible if any changes in the Service cause Customer's equipment or hardware to become obsolete, require modification or alteration, or otherwise affect performance of equipment or hardware.

(d) In the event Customer provides one or more routers to interface with the Service, the following terms apply:

         - ELI reserves the right to allow or refuse the make, model and/or software revision of customer-provided router to be used as the gateway to the Service.

         - Customer will cooperate with ELI in setting the initial configuration for the router's interface into the Service.

Rights and Obligations of ELI; Disclaimer of Warranties

(a) ELI shall operate and maintain the Service. Customer shall be responsible for maintaining its own network and routers that interface with the Service. ELI shall not be responsible for cabling that connects equipment not provided by ELI to ELI equipment or the Service.

(b) If ELI provides equipment to Customer, Customer agrees that such equipment may not be used for unauthorized purposes. Equipment provided by ELI to Customer is owned and controlled by ELI and such equipment must be returned to ELI upon termination of this Agreement. Customer hereby grants to ELI the right to recovery ELI provided equipment from Customer's premises upon termination of this Agreement.

(c) Customer understands that Customer, Customer's customers, and Customer's authorized users may access the Internet through the Service. Customer understands further that, except for certain products and services specifically identified as being offered by ELI, neither ELI nor any of its affiliates operates or controls the Internet in any way, and that all merchandise, information and services offered or made available or accessible on the Internet are offered or made available or accessible by third parties who are not affiliated with ELI or its affiliates. Customer assumes total responsibility and risk for customer's use and customer's customers' and authorized users' use of the service and the Internet. Neither ELI nor its affiliates makes any express or implied warranties, representations or endorsements whatsoever (including without limitation warranties of title or noninfringement, or the implied warranties of merchantability or fitness for a particular purpose) with regard to any merchandise, information or service provided through the Internet, and they shall not be liable for any cost or damage arising either directly or indirectly from any such transaction. It is solely customer's responsibility and customer's customers' and customer's authorized users' responsibility to evaluate the accuracy, completeness and usefulness of all opinions, advice, services and other information, and the quality and merchantability of all merchandise, provided through the service or on the Internet generally.

(d) Customer understands further that the Internet contains unedited materials some of which are sexually explicit or may be offensive to some people. Customer and customer's customers and authorized users access such materials at their own risk. ELI has no control over and accepts no responsibility whatsoever for such materials.

(e) The service is provided on an "as is" and "as available" basis without warranties of any kind, either expressed or implied, including but not limited to warranties of title, noninfringement or implied warranties of merchantability or fitness for a particular purpose. No advice or information given by ELI, its affiliates or its contractors or their respective employees shall create a warranty. Neither ELI nor its affiliates warrants that the service will be uninterrupted or error free or that any information, software or other material accessible on the service is free of viruses, worms, trojan horses or other harmful components. (f) Under no circumstances shall ELI, its affiliates or its or their employees or contractors be liable for any direct, indirect, incidental, special, punitive or consequential damages that result in any way from customer's (or customer's customers or authorized users') use of or inability to use the service or to access the Internet or any part thereof, or customer's (or customer's authorized users') reliance on or use of information, services or merchandise provided on or through the service, or that result from mistakes, omissions, interruptions, deletion of files, errors, defects, delays in operation, or transmission, or any failure of performance.

(g) If Customer is dissatisfied with the Service or with any terms, conditions, rules, policies, guidelines, or practices of ELI in operating the Service, Customer's sole and exclusive remedy is to terminate this Agreement in accordance with the Master Service Agreement and discontinue using the Service.

(h) ELI has no obligation to monitor the Service. However, Customer agrees that ELI has the right to monitor the Service electronically from time to time and to disclose any information as necessary to satisfy any law, regulation or other governmental request, to operate the Service properly, or to protect itself or its subscribers. ELI will not intentionally monitor or disclose any private electronic-mail message unless required by law. ELI reserves the right to refuse to post or to remove any information or materials, in whole or in part, that, in its sole discretion, are unacceptable, undesirable, or in violation of this Agreement.

Deposits

ELI may require Customer, prior to or during the provision of service pursuant to this Agreement, to tender a deposit in an amount to be determined by ELI in its reasonable discretion to be held by ELI as a guarantee for the payment of charges. To determine the financial responsibility of Customer and/or the specific amount of any deposit required, ELI may rely upon commercially reasonable factors to assess and manage the risk of non-payment, including but not limited to payment history for telecommunications service, number of years in business, bankruptcy or insolvency history, financial statement analysis and commercial credit bureau rating.

It shall be Customer's responsibility to provide to ELI upon request such information as is necessary for ELI to determine the financial responsibility of Customer, including but not limited to Customer's tax returns, audited and unaudited financial statements and loan applications. A deposit does not relieve Customer of the responsibility for the prompt payment of bills upon presentation. The failure of Customer to post a deposit as required by ELI pursuant to this paragraph shall constitute a material breach of this Agreement by Customer which shall entitle ELI to terminate this Agreement and the service provided hereunder upon five (5) days written notice to Customer. When the service for which the deposit has been required is discontinued, the deposit will be applied to the final bill and any credit card balance will be refunded to Customer.

Failure to Comply With Agreement

ELI may deny Customer access to all or part of the Service, or may cut off Customer's access or refuse to post or remove any information or materials proposed to be posted by Customer or Customer's customers or authorized users, if Customer or Customer's customers or authorized users engages in any conduct or activities that ELI in its sole discretion believes violates any of the terms and conditions in this Agreement; provided that, in the case of denial or cut-off of access. ELI shall give Customer twenty-four (24) hours notice of its intention to deny or cut-off access. If ELI denies Customer access to the Service because of such a violation, neither Customer nor Customer's customers or authorized users shall have any right to access through ELI any materials stored on the Internet, to obtain any credit(s) otherwise due to Customer, and such credit(s) will be forfeited, and to access third party services, merchandise or information on the Internet through ELI. Further, in the event ELI denies or cuts off access to the Service, ELI shall have no responsibility to notify any third-party providers of services, merchandise or information of such action nor shall ELI assume any responsibility for any consequences resulting from any lack of notification.

Notwithstanding the foregoing, ELI reserves the right to terminate service immediately and without notice to Customer in order to maintain system integrity or to comply with any law, regulation, court order, or other governmental request. If you have any questions regarding the above policies, please contact hostmaster@eli.net.

CUSTOMER                                   ELECTRIC LIGHTWAVE, INC.

Print Name: Lamar Taylor                   Representative: Susie Dubell

Signature:  /S/                            Signature: /S/
          ----------------------                     ---------------------------

Title:  President                          Title:  Account Executive

Company: Utah WebWorks, Inc.               Electric Lightwave Incorporated